EXHIBIT B

LOCK-UP LETTER AGREEMENT

B. Riley Securities, Inc.

As Representative of the several Underwriters,

c/o B. Riley Securities, Inc.

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.0001 per share (the “Common Stock”), of IN8bio, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that, without the prior written consent of B. Riley Securities, Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of Common Stock or any other securities of the Company even if such Common Stock or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Common Stock, or any other security of the Company that includes, relates to, or derives any significant part of its value from Common Stock or other securities of the Company.

The foregoing restrictions, including without limitation the immediately preceding sentence, shall not apply to:

(a)  transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Offering or acquired in the Offering from the Underwriters;

(b)  bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case, that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (b) that (1) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (2) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the gift, sale or other disposition prior to the expiration of the 180-day period referred to above, and (3) the undersigned notifies B. Riley Securities, Inc. at least two business days prior to the proposed gift, sale or other disposition;

(c)  the exercise of stock options or other equity awards granted pursuant to the Company’s stock option/incentive plans, provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion;

(d) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan;

(e)  any transfers by will or intestacy, provided, that (1) any transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee(s) were a party hereto, (2) no public disclosure or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and (3) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (e);

(f)   any transfers pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided, that (1) no public disclosure or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and (2) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (f), unless otherwise prohibited by such court order or settlement agreement;

(g)  transfers or dispositions of shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, or, if the undersigned is a trust, to a trustor or beneficiary of the trust, or, if the undersigned is a corporation, partnership, limited liability company or other business entity, to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or as part of a disposition, transfer or distribution by the undersigned to partners, limited partners, stockholders, members or equity holders of the undersigned, provided, in each case, that (1) any transferee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee(s) were a party hereto, (2) no public disclosure or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and (3) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (g);

(h)  the conversion of preferred shares of the Company, or the conversion, exercise or exchange of any other securities of the Company, into Common Stock or any other securities of the Company, provided, that such shares of Common Stock or other securities issued upon conversion, exercise or exchange remain subject to the terms of this Lock-Up Letter Agreement;

(i)   any transfers or commitments to transfer pursuant to a merger, consolidation, tender offer or other similar transaction involving a Change of Control (as defined below) or reverse merger, provided, that in the event that such merger, consolidation, tender offer or other such transaction or reverse merger is not completed, such shares of Common Stock or other securities held by the undersigned shall remain subject to the provisions of this Lock-Up Letter Agreement;

(j)   the transfer by the undersigned of shares of Common Stock or any securities convertible into, exercisable or exchangeable for, Common Stock to the Company upon a vesting or settlement event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless” or “net exercise” basis, in each case pursuant to any equity incentive plan of the Company described in the Prospectus and to the extent permitted by the instruments representing such options or warrants outstanding as of the date of the Prospectus, provided that (1) the shares received upon exercise or settlement of the option are subject to the terms of this Lock-Up Letter Agreement, (2) no public disclosure or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and (3) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (j), including that the securities remain subject to the terms of this Lock-Up Letter Agreement;

(k)  the transfer of shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock to the Company in connection with the termination of the undersigned's employment with the Company, provided, that (1) no public disclosure or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and (2) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (k); and

(l)   transfers that are approved by the prior written consent of B. Riley Securities, Inc.

“Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company (or the surviving entity).

If the undersigned is an officer or director of the Company, (i) B. Riley Securities, Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, B. Riley Securities, Inc. will notify the Company of the impending release or waiver and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) or any other method permitted by FINRA Rule 5131 at least two business days before the effective date of the release or waiver. Any release or waiver granted by B. Riley Securities, Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering through B. Riley Securities, Inc., or if the Underwriters notify the Company that they do not intend to proceed with the Offering, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including, without limitation, market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

This Lock-Up Letter Agreement and any transaction contemplated by this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

This Lock-Up Letter Agreement shall automatically terminate upon the earlier to occur, if any, of (1) the withdrawal by the Company of the registration statement relating to the Offering, (2) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (3) December 31, 2021, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. Any obligations of the undersigned shall be binding upon the heirs and executors (in the case of individuals), personal representatives, successors and assigns of the undersigned.

Very truly yours,

BIOS Fund II, LP		BIOS Fund II QP, LP

By: BIOS Equity Partners II, LP		By: BIOS Equity Partners II, LP
Its: General Partner		Its: General Partner

By:	/s/ Leslie Wayne Kreis, Jr.	By:	/s Leslie Wayne Kreis, Jr.
Name: Leslie Wayne Kreis, Jr.		Name: Leslie Wayne Kreis, Jr.
Title: Managing Partner		Title: Managing Partner

BIOS Fund III, LP
BIOS Fund II NT, LP

By: BIOS Equity Partners II, LP		By:	/s/ Leslie Wayne Kreis, Jr.
Its: General Partner		Name: Leslie Wayne Kreis, Jr.
Title: Managing Partner

By:	/s/ Leslie Wayne Kreis, Jr.
Name: Leslie Wayne Kreis, Jr.			Dated: July 20, 2021
Title: Managing Partner

BIOS Fund III NT, LP

By:	/s/ Leslie Wayne Kreis, Jr.
Name: Leslie Wayne Kreis, Jr.
Title: Managing Partner

BIOS Fund III QP, LP

By:	/s/ Leslie Wayne Kreis, Jr.
Name: Leslie Wayne Kreis, Jr.
Title: Managing Partner

BIOS Incysus Co-Invest I, LP

By: BIOS Equity Partners II, LP
Its: General Partner

By:	/s/ Leslie Wayne Kreis, Jr.
Name: Leslie Wayne Kreis, Jr.
Title: Managing Partner

[Signature Page to Lock-Up Agreement]